Exhibit 10.1

CEDAR FAIR, L.P. 2016 OMNIBUS INCENTIVE PLAN

OTHER UNIT INCENTIVE AWARD AGREEMENT

This Other Unit Award Agreement (“Agreement”) is made pursuant to the terms and conditions of the Cedar Fair, L.P. 2016 Omnibus Incentive Plan (the “Plan”), including (without limitation) Article XI, the provisions of which are incorporated into this Agreement by reference. Capitalized terms used herein shall have the meanings used in the Plan, unless indicated otherwise.

PARTICIPANT:
GRANT DATE:
TARGET NUMBER OF POTENTIAL UNITS:
MAXIMUM NUMBER OF POTENTIAL UNITS:
MINIMUM ELIGIBILITY THRESHOLD:	Achieve Minimum Liquidity Target as specified on Exhibit A as of 12/31/20
PERFORMANCE OBJECTIVES:	As specified on Exhibit A
MEASUREMENT PERIOD:

1.    Other Unit Award in General. Under this Other Unit Award (the “Award”), Participant shall be eligible to receive up to     % of the target number of potential Units specified above, as determined and adjusted pursuant to the performance objectives as specified on Exhibit A (the “Performance Objectives”) provided that (i) the Minimum Eligibility Threshold above is attained, (ii) the number of Units to be paid will depend on the level of attainment of the performance objectives set forth in the Performance Objectives during the measurement period specified above (the “Measurement Period”) as determined by the Committee following the end of the Measurement Period, and (iii) Participant must remain in the continuous employment with the Company or an Affiliate through the Payment Date as defined in and subject to Section 2 of this Agreement. No Distribution Equivalents shall accrue or be earned on the potential Units under this Award prior to the Payment Date.

2.    Payment Date. If the Minimum Eligibility Threshold is attained and the Performance Objectives set forth on Exhibit A are achieved during the Measurement Period, any Units that become payable under Section 1 shall be paid in a lump sum in Units within thirty (30) days following                      (the actual date of payment is referred to herein as the “Payment Date”); provided that the Participant must be continuously employed by the Company or an Affiliate throughout the Measurement Period and from the last day of the Measurement Period through the Payment Date or will forfeit his or her entire Award, except as described in the following paragraph, or as provided in Section 13.1 of the Plan or the change in control provisions of a separate employment agreement with the Participant; and provided, further, that Section 6.1(f) of Participant’s employment agreement shall not be applicable to this Award.

If the Performance Objectives set forth on Exhibit A are achieved and the Participant dies or incurs a Separation from Service due to Disability prior to the Payment Date specified in the preceding paragraph, the Participant (or the Participant’s estate) shall receive payments on the Payment Date as provided in the preceding paragraph as if the Participant were employed by the Company or an Affiliate on the relevant Payment Date; provided, however, that any such payments will be prorated as of the date of death or Separation of Service due to Disability if the death or Separation of Service due to Disability occurs during the Measurement Period.

Except as permitted by Section 409A (including Section 13.1(d) of the Plan), no payment shall be accelerated. If the Award becomes payable under Section 13.1(d) of the Plan or the change in control provisions of a separate employment agreement with the Participant, payment will be at the target number of potential Units. If the Award becomes payable under the change in control provisions of a separate employment agreement with the Participant, payment will be made in a lump sum within thirty (30) days following such change in control; provided, that if the thirty- (30-) day period begins in one calendar year and ends in another, the Participant shall not have a right to designate the taxable year of payment.

3.    Tax Matters and Withholding. To the extent permitted by applicable securities laws, the Company, the Participant’s employer or their agent(s) shall withhold all required local, state, federal, and other taxes and any other amount required to be withheld by any governmental authority or law from the Units issued pursuant to the Award, and Units issued hereunder shall be retained by, surrendered back to or reacquired by the Company or an Affiliate as necessary in order to accomplish the foregoing, with the number of Units to be delivered on the Payment Date being reduced accordingly. The number of Units to be withheld shall have a Fair Market Value equal to the amount required to be withheld as of the date that the amount is withheld. The Participant will execute such other documentation as may be necessary or appropriate to accomplish the foregoing. Prior to such withholding, in accordance with procedures established by or agreement of the Committee or the Participant’s employer, the Participant may arrange to pay all applicable withholdings in cash on the due date of such withholdings. To the extent applicable law does not permit the withholding of Units, the Participant shall pay all applicable withholdings in cash on the due date of such withholdings.

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IN WITNESS WHEREOF, Magnum Management Corporation, a subsidiary of Cedar Fair, L.P., has caused this Agreement to be executed by its duly authorized officer as approved by the Committee and the Participant has executed this Agreement as of the day and year below written.

MAGNUM MANAGEMENT CORPORATION

By:

Name:

Title:

Date:

PARTICIPANT

By:

Name:

Title:

Date:

A copy of the Cedar Fair, L.P. 2016 Omnibus Incentive Plan Information Statement is available for review on the Cedar Fair Intranet link at http://cfnet/ under “Document Share”, and a copy of the most current Form 10-K is available for review at https://ir.cedarfair.com/overview
/default.aspx.